Exhibit 10.2

MODIFICATION AGREEMENT

This Modification Agreement (“Modification Agreement”) is effective as of January 3, 2005. The parties to the Modification Agreement are Natural Gas Services Group, Inc. (“Borrower”) and Western National Bank (“Lender”).

RECITALS

On November 3, 2003, Borrower executed and delivered to Lender that certain Term Promissory Note in the original principal sum of $7,521,109.00, bearing interest at the rate stated therein, with a stated final maturity date of September 15, 2007, pursuant to that certain Second Amended and Restated Loan Agreement dated November 3, 2003, as modified by that certain first Modification dated effective as of December 15, 2004 (the “Prior Loan Agreement”). All liens, security interests and assignments securing the Note are collectively called the “Liens”. Terms defined in the Note or the Loan Agreement and not otherwise defined herein shall have the same meanings here as in those documents.

Contemporaneously with the execution and delivery by Borrower to Lender of that certain Third Amended and Restated Loan Agreement of even date herewith between Borrower, Screw Compression Systems, Inc., the Guarantor thereunder, and Lender, as the same may hereafter be amended, restated or otherwise modified from time to time (the “Loan Agreement”), Borrower agreed to make a principal payment to Lender on this Note in the amount of $3,000,000.00, and Borrower and Lender agreed to enter into this Modification Agreement to modify the payment provisions of this Note, to provide for cross-default of this Note and the other Notes under the Loan Agreement described as (a) the Term Promissory Note of even date herewith from Borrower to Lender in the original principal amount of $8,000,000.00; (b) the Promissory Term Note of even date herewith from Screw Compression Systems, Inc., to Lender in the original principal amount of $1,415,836.00; (c) the Revolving Line of Credit Note of even date herewith from Borrower to Lender in the original principal amount of $2,000,000.00; and (d) the Advance Term Promissory Note dated November 3, 2003, from Borrower to Lender in the original principal amount of $10,000,000.00 as modified by that certain Modification Agreement dated effective as of December 15, 2004 (collectively, the “Notes”), and to ratify the Liens.

AGREEMENT

1. Modification of Payment Provisions of the Note. In lieu of the following provisions which were contained in the Note:

     “The principal of this Note shall be due and payable (a) in forty-six consecutive monthly installments of $170,801.00 each, with the first such installment being due and payable on December 15, 2003, and a like installment being due and payable on the fifteenth day of each succeeding month to and including August 15, 2007; and (b) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on September 15, 2007. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate”, such provisions of the Note are changed to read in their entirety as follows:

     “The principal of this Note shall be due and payable in forty-six (46) consecutive monthly installments beginning December 15, 2003, as follows:

(a)	The first (1st) through twelfth (12th) monthly installments shall be in the amount of $170,801.00 each, beginning on December 15, 2003, and continuing on the fifteenth (15th) day of each month thereafter through November 15, 2004;

(b)	The thirteenth (13th) through the forty-fifth (45th) monthly installments shall be in the amount of $78,142.00 each, beginning on December 15, 2004, and continuing on the fifteenth (15th) day of each month thereafter; and

(c)	the forty-sixth (46th) and final installment shall be in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on September 15, 2007. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.”

2. Cross-Default of Notes. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement (after expiration of any applicable notice and cure periods), all amounts then remaining unpaid on (a) this Note, (b) the Promissory Term Note of even date herewith from Borrower to Lender in the original principal amount of $8,000,000.00; (c) the Promissory Term Note of even date herewith from Screw Compression Systems, Inc., to Lender in the original principal amount of $1,415,836.00; (d) the Revolving Line of Credit Note of even date herewith from Borrower to Lender in the original principal amount of $2,000,000.00; and (e) the Advance Term Promissory Note dated November 3, 2003, from Borrower to Lender in the original principal amount of $10,000,000.00 as modified by that certain Modification Agreement dated effective as of December 15, 2004, shall become, or may be declared to be, immediately due and payable, all as provided therein.

3. Ratification of Liens. Borrower and Lender further agree that all Liens securing the Notes shall continue and carry forward until the Notes and all indebtedness evidenced thereby, as well as all other indebtedness or obligations secured by Liens, are paid in full. Borrower further agrees that such Liens are hereby ratified and affirmed as valid and subsisting against the collateral described therein, and that this Modification Agreement shall in no manner vitiate, affect or impair the Notes or the Liens (except as expressly modified in this Modification Agreement) and that such Liens shall not in any manner be waived, released, altered or modified.

4. Miscellaneous.

(a)	As modified hereby, the provisions of the Note and the Liens shall continue in full force and effect, and Borrower acknowledges and affirms its liability to Lender thereunder. In the event of an inconsistency between this Modification Agreement and the terms of the Note or of the Liens, this Modification Agreement shall govern.

(b)	Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Modification Agreement.

(c)	Any default by Borrower in the performance of his obligations herein contained shall constitute a default under the Note and the Liens and shall allow Lender to exercise any or all of its remedies set forth in such Note and Liens or at law or in equity.

(d)	Lender does not, by its execution of this Modification Agreement, waive any rights it may have against any person not a party hereto.

(e)	All terms, provisions, covenants, agreements, and conditions of the Note and the Liens are unchanged, except as provided herein. Borrower agrees that this Modification Agreement and all of the covenants and agreements contained herein shall be binding upon Borrower and shall inure to the benefit of Lender and each of their respective heirs, executors, legal representatives, successors, and permitted assigns.

THIS MODIFICATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower:

Natural Gas Services Group, Inc.

By:	/s/ Wallace C. Sparkman

Wallace C. Sparkman, President

Lender:

Western National Bank

By:	/s/ Scott A. Lovett

Scott A. Lovett, Executive Vice President

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§

     This instrument was acknowledged before me on January 3, 2005, by Wallace C. Sparkman, President of Natural Gas Services Group, Inc., a Colorado corporation, on behalf of said corporation.

/s/ Lisa D. Taylor
Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§

     This instrument was acknowledged before me on January 3, 2005, by Scott A. Lovett, Executive Vice President of Western National Bank, a national banking association, on behalf of said association.

/s/ Lisa D. Taylor
Notary Public, State of Texas